EXHIBIT 10.10









                          CHESAPEAKE CORPORATION

                        DIRECTORS' STOCK OPTION AND
                        DEFERRED COMPENSATION PLAN














                          Effective June 1, 1996


























                             TABLE OF CONTENTS

   Section                                                             Page
ARTICLE I      DEFINITIONS

     1.01.          Administrator. . . . . . . . . . . . . . . . . . . .  1
     1.02.          Agreement. . . . . . . . . . . . . . . . . . . . . .  1
     1.03.          Beneficiary or Beneficiaries . . . . . . . . . . . .  1
     1.04.          Beneficiary Designation Form . . . . . . . . . . . .  1
     1.05.          Board. . . . . . . . . . . . . . . . . . . . . . . .  1
     1.06.          Change in Control. . . . . . . . . . . . . . . . . .  1
     1.07.          Code . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.08.          Common Stock . . . . . . . . . . . . . . . . . . . .  1
     1.09.          Company. . . . . . . . . . . . . . . . . . . . . . .  2
     1.10.          Compensation . . . . . . . . . . . . . . . . . . . .  2
     1.11.          Control Change Date. . . . . . . . . . . . . . . . .  2
     1.12.          Date of Grant. . . . . . . . . . . . . . . . . . . .  2
     1.13.          Deferral Election Form . . . . . . . . . . . . . . .  2
     1.14.          Deferral Year. . . . . . . . . . . . . . . . . . . .  2
     1.15.          Deferred Benefit . . . . . . . . . . . . . . . . . .  2
     1.16.          Deferred Cash Account. . . . . . . . . . . . . . . .  2
     1.17.          Deferred Cash Benefit. . . . . . . . . . . . . . . .  3
     1.18.          Deferred Stock Account . . . . . . . . . . . . . . .  3
     1.19.          Deferred Stock Benefit . . . . . . . . . . . . . . .  3
     1.20.          Distribution Election Form . . . . . . . . . . . . .  3
     1.21.          Election Date. . . . . . . . . . . . . . . . . . . .  3
     1.22.          Fair Market Value. . . . . . . . . . . . . . . . . .  4
     1.23.          Meeting Fees . . . . . . . . . . . . . . . . . . . .  4
     1.24.          Option . . . . . . . . . . . . . . . . . . . . . . .  4
     1.25.          Participant. . . . . . . . . . . . . . . . . . . . .  4
     1.26.          Plan . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.27.          Retainer Fee . . . . . . . . . . . . . . . . . . . .  4
     1.28.          Terminate, Terminating, or Termination . . . . . . .  4

ARTICLE II          PURPOSES . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III    ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE IV     GRANT OF OPTIONS

     4.01.          Option Grants. . . . . . . . . . . . . . . . . . . .  5
     4.02.          Option Price . . . . . . . . . . . . . . . . . . . .  6
     4.03.          Exercisability . . . . . . . . . . . . . . . . . . .  6
     4.04.          Maximum Option Period. . . . . . . . . . . . . . . .  7
     4.05.          Nontransferability . . . . . . . . . . . . . . . . .  7
     4.06.          Stock Subject to Options . . . . . . . . . . . . . .  7
     4.07.          Shareholder Rights . . . . . . . . . . . . . . . . .  7

ARTICLE V      DEFERRED BENEFITS

     5.01.          Deferral Election. . . . . . . . . . . . . . . . . .  7
     5.02.          Deferred Cash Benefits . . . . . . . . . . . . . . .  9
     5.03.          Deferred Stock Benefits. . . . . . . . . . . . . . . 10
     5.04.          Distribution of Deferred Benefits. . . . . . . . . . 10
     5.05.          Hardship Distributions . . . . . . . . . . . . . . . 13

ARTICLE VI     ADJUSTMENT UPON CHANGE IN COMMON STOCK. . . . . . . . . . 13

ARTICLE VII    COMPLIANCE WITH LAW AND APPROVAL OF
               REGULATORY BODIES . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VIII   GENERAL PROVISIONS

     8.01.          Effect on Service. . . . . . . . . . . . . . . . . . 15
     8.02.          Unfunded Plan. . . . . . . . . . . . . . . . . . . . 15
     8.03.          Notices. . . . . . . . . . . . . . . . . . . . . . . 15
     8.04.          Rules of Construction. . . . . . . . . . . . . . . . 15

ARTICLE IX     AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE X      TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XI     DURATION OF OPTION GRANTS . . . . . . . . . . . . . . . . 16

ARTICLE XII    EFFECTIVE DATE OF PLAN. . . . . . . . . . . . . . . . . . 16

                                ARTICLE I

                               DEFINITIONS


1.011.   Administrator means the Company's Corporate Secretary.

1.012. Agreement means a written Agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.013. Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 5.04(c) to receive Deferred Benefits. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the benefit, the Participant's Beneficiary is the first of the following who survives the Participant: a Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's surviving children and the issue of Participant's deceased children, per stirpes; the Participant's parents; and the Participant's estate.

1.014. Beneficiary Designation Form means a form acceptable to the Administrator or his designee used by a Participant according to this Plan to name the Participant's Beneficiary or Beneficiaries who will receive Deferred Benefits under this Plan on account of the Participant's death.

1.015.   Board means the board of directors of the Company.

1.016. Change in Control means a "Change in Control" as defined in the Chesapeake Corporation Benefits Plan Trust.

1.017.   Code means the Internal Revenue Code of 1986, as amended.

1.018.   Common Stock means the common stock of the Company.

1.09. Company means Chesapeake Corporation and any successor business by merger, purchase, or otherwise that maintains the Plan.

1.10. Compensation means a Participant's Meeting Fees and Retainer Fees for the Deferral Year.

1.11. Control Change Date means a "Control Change Date" as defined in the Chesapeake Corporation Benefits Plan Trust.

1.12. Date of Grant means each May 1 beginning May 1, 1997, and ending May 1, 2007.

1.13. Deferral Election Form means a document governed by the provisions of Article V of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Participant's Deferred Benefits under the Plan.

1.14. Deferral Year means a calendar year for which a Participant has an operative Deferral Election Form.

1.15. Deferred Benefit means either a Deferred Cash Benefit or a Deferred Stock Benefit under the Plan for a Participant who has submitted an operative Deferral Election Form pursuant to section 5.01 of this Plan.

1.16. Deferred Cash Account means that bookkeeping record established for each Participant who elects a Deferred Cash Benefit under this Plan. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Participant's Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to section 5.02 of this Plan. A Deferred Cash Account will be credited periodically with amounts based upon interest rates in accordance with subsection 5.02(b) of this Plan.

1.17. Deferred Cash Benefit means the Deferred Benefit elected by a Participant under section 5.01 that results in payments governed by sections 5.02 and 5.04 of this Plan.

1.18. Deferred Stock Account means that bookkeeping record established for each Participant who elects a Deferred Stock Benefit under this Plan.
A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Participant's Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to section 5.03 of this Plan. A Deferred Stock Account will be credited periodically with amounts in accordance with subsection 5.03(b) of this Plan.

1.19. Deferred Stock Benefit means the Deferred Benefit elected by a Participant under section 5.01 that results in payments governed by sections 5.03 and 5.04 of this Plan.

1.20. Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to section 5.01 of this Plan, distribution of that Deferred Benefit is governed by section 5.04(b) of this Plan.

1.21. Election Date means the date established by this Plan as the date before which a Participant must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Participant during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes a member of the Board. Despite the two preceding sentences, the Administrator may set an earlier date as the Election Date for any Deferral Year. The Election Date for the 1996 Deferral Year is the thirtieth day following the date that the Plan is approved by the Company's shareholders in accordance with Article XII.

1.22. Fair Market Value means the average closing sales price of the Common Stock on the New York Stock Exchange, composite tape, for the twenty trading days before the Option's Date of Grant.

1.23. Meeting Fees means the amount paid to a member of the Board for attendance at Board meetings and meetings of the Board's committees, according to the Company's established rules and procedures for compensating members of the Board.

1.24. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the shares' Fair Market Value.

1.25. Participant means a member of the Board who is not an employee of the Company on the applicable Date of Grant. For purposes of Article V of this Plan, a Participant, with respect to any Deferral Year, means a member of the Board who is not an employee of the Company and whose Deferral Election Form is operative for that Deferral Year.

1.26. Plan means the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan.

1.27. Retainer Fee means that portion of the cash compensation payable to a member of the Board that is fixed and paid without regard to the member's attendance at meetings, including any payment that is made on account of the individual's service as chairman of a committee of the Board.

1.28. Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of the Participant's relationship with the Company as a member of the Board whether by death, disability or severance for any other reason.

                               ARTICLE II

                                PURPOSES


          The Plan is intended to promote a greater identity of interest between Participants and the Company's shareholders. The Plan is also intended to provide an attractive investment opportunity for Participants by allowing Participants to receive a Deferred Benefit in lieu of all or part of the Compensation otherwise payable to the Participant.






                               ARTICLE III

                             ADMINISTRATION


          The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. The Administrator shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Option or Deferred Benefit. All expenses of administering this Plan shall be borne by the Company.

                               ARTICLE IV

                            GRANT OF OPTIONS


 4.001. Option Grants. On each Date of Grant during the term of this Plan, each Participant will be granted an Option for the number of shares of Common Stock determined in accordance with the following schedule:

     Date of Grant  Number of Shares
     May 1, 1997      1500
     May 1, 1998      1700
     May 1, 1999      1900
     May 1, 2000      2100
     May 1, 2001      2300
     May 1, 2002      2500
     May 1, 2003      2700
     May 1, 2004      2900
     May 1, 2005      3100                        May 1, 2006     3300     May 1, 2007     3500

All Options shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan and to such other provisions as the Administrator may adopt.

4.002. Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be the share's Fair Market Value. Payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. In addition, all or part of the Option price may be paid by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the fair market value of the shares surrendered (determined as of the day before the date of exercise and based on the closing sales price on the New York Stock Exchange composite tape on such date), together with any cash and cash equivalents paid, must not be less than the Option price for the number of shares for which the Option is being exercised.

4.003. Exercisability. Subject to the provisions of this Plan, an Option may be exercised on or after the day before the Annual Meeting of the Company's shareholders next following its Date of Grant. The preceding sentence to the contrary notwithstanding, an Option shall be exercisable in whole or in part as of a Control Change Date or the date that the Participant's membership on the Board terminates as a result of the Participant's death or permanent and total disability (as such term is defined in Section 22(e)(3) of the Code). An Option shall be forfeited if, as of the termination of the Participant's membership on the Board, the Option is not then exercisable and such termination occurs for any reason other than the Participant's death or permanent and total disability (as defined above). Options that are exercisable or that become exercisable upon the Participant's termination of membership on the Board will remain exercisable until the tenth anniversary of the Option's Date of Grant. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option.

4.004. Maximum Option Period. No Option shall be exercisable after the expiration of ten years from its Date of Grant.

4.005. Nontransferability. Options granted under this Plan shall be nontransferable except by will or the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be subject to, any lien, obligation, or liability of such Participant.

4.006. Stock Subject to Options. Upon the exercise of any Option, the Company shall deliver to the Participant (or the Participant's broker if the Participant so directs) shares of its previously authorized but unissued Common Stock.

4.007. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of the exercise of such Option.

                                ARTICLE V

                            DEFERRED BENEFITS


5.051. Deferral Election. A deferral election is valid when a Deferral Election Form is completed, signed by the electing Participant, and received by the Administrator or the Administrator's delegate. Deferral elections are governed by the provisions of this section.

(a)Before each Deferral Year's Election Date, each Participant will be provided with a Deferral Election Form and a Beneficiary Designation Form. Under the Deferral Election Form for a single Deferral Year, a Participant may elect on or before the Election Date to defer the receipt of all or part of the Participant's Retainer Fee (in 10% increments) or the Participant's Meeting Fees (in 10% increments) or both for the Deferral Year.

(b) A Participant's Deferral Election Form may specify either a Deferred Cash Benefit, a Deferred Stock Benefit or a combination thereof (in 10% increments of the deferred amount).

(c)  Except as permitted by Rule 16b-3 of the Securities Exchange
     Commission, as in effect from time to time or any successor rule or regulation, a Participant may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit or to convert a Deferred Stock Benefit to a Deferred Cash Benefit.

(d) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Administrator may allow a Participant to file one Distribution Election Form for all of the Participant's Deferred Cash Benefits, all of the Participant's Deferred Stock Benefits, or all of the Participant's Deferred Benefits. The provisions of section 5.04(b) of this Plan apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.

(e) On or before the Election Date of a Deferral Year, the Administrator may reject any Deferral Election Form or any Distribution Election Form or both, and the Administrator is not required to state a reason for any rejection. The Administrator may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. However, the Administrator's rejection of any Deferral Election Form or any Distribution Election Form or the Administrator's modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Participant whose Deferral Election Form or Distribution Election Form is under consideration, and the Administrator's rejections must be made on a uniform basis with respect to similarly situated Participants. If the Administrator rejects a Deferral Election Form, the Participant must be paid the amounts that the Participant would then have been entitled to receive if the Participant had not submitted the rejected Deferral Election Form.

(f) A Participant may not revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Participant expressing an intention to revoke a Deferral Election Form or a related Distribution Election Form and delivered to the Administrator before the close of business on the relevant Election Date is a revocation.

(g) A Participant who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer any part of the Participant's Compensation for the Deferral Year. The Deferred Benefit of a Participant who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by section 5.04(b).

5.052.   Deferred Cash Benefits.
(a) Deferred Cash Benefits will be set up in a Deferred Cash Account for each Participant and credited with interest in accordance with subsection 5.02(b). A Deferred Cash Benefit attributable to a deferred Retainer Fee is credited to the Participant's Deferred Cash Account as of the day that the deferred Retainer Fee would have been paid but for the Participant's Deferral Election. A Deferred Cash Benefit attributable to a deferred Meeting Fee is credited to the Participant's Deferred Cash Account as of the first day of the month following the month in which the deferred Meeting Fee would have been paid but for the Participant's Deferral Election.

(b) Interest will be credited to Deferred Cash Accounts on the first day of each month based on the Deferred Cash Account balance at the end of the preceding day. The applicable rate for each month will be the prime rate established by the Company's principal lender, as of the last business day of each calendar quarter preceding the date on which interest is credited to Deferred Cash Accounts. Interest is accrued through the end of the month preceding the month of distribution of a Deferred Cash Benefit.

5.053.   Deferred Stock Benefits.
(a) Deferred Stock Benefits will be set up in a Deferred Stock Account for each electing Participant and credited with earnings in accordance with subsection 5.02(b). A Deferred Stock Benefit attributable to a deferred Retainer Fee is credited to the Participant's Deferred Stock Account as of the day that the deferred Retainer Fee would have been paid but for the Participant's Deferral Election. A Deferred Stock Benefit attributable to a deferred Meeting Fee is credited to the Participant's Deferred Stock Account as of the first day of the month following the month in which the deferred Meeting Fee would have been paid but for the Participant's Deferral Election.

(b) Credits will be added to Deferred Stock Accounts at variable rates equal to the value of dividends paid on Common Stock when the additional credit is made. The value of a Deferred Stock Account at any relevant time equals the value of the shares of Common Stock (based on the average closing price of the Common Stock on the New York Stock Exchange, composite type), as if the Compensation deferred by the Participant under the Plan and any additional credits under this subsection had been used to purchase Common Stock on the date those amounts were credited to the Deferred Stock Account. Additional credits are credited on the last day of each calendar quarter on accumulated Deferred Stock Accounts. Additional credits are accrued through the end of the month preceding the month of distribution of a Deferred Stock Benefit.

5.054.   Distribution of Deferred Benefits.
(a) A Deferred Cash Benefit must be distributed in cash. Except as provided in Plan subsection 5.04(e) and section 5.05, a Deferred Stock Benefit must be distributed in shares of Common Stock. However, cash must be paid in lieu of fractional shares of Common Stock otherwise distributable.

(b) Deferred Benefits will be paid in a single sum unless the Participant's Distribution Election Form specifies annual installment payments over a period which shall not be more than ten years. For a Deferred Cash Benefit, interest credits under Plan subsection 5.02(b) continue to accrue on the unpaid balance of a Deferred Cash Account. For a Deferred Stock Benefit, additional credits under Plan subsection 5.03(b) continue to accrue on the unpaid balance of a Deferred Stock Account.

 Notwithstanding the preceding paragraph, if a Participant Terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), Deferred Benefits will be paid to such Participant in installment payments over a period of ten years commencing on the date the Participant's disability is certified by the Administrator unless the Administrator, in its sole discretion, approves a longer or shorter payment period. If, after the Participant's Termination as a result of permanent and total disability (as defined above), such Participant recovers before the balance of the Participant's Deferred Cash and Deferred Stock Accounts under the Plan are exhausted, the Participant's distributions will be discontinued and any remaining Deferred Benefits under the Plan will be governed by the provisions of this section and the Participant's Distribution Election Forms.

 Unless otherwise specified in a Participant's Distribution Election Form or if there is no Distribution Election Form that is operative according to section 5.01 of this Plan, any lump sum payment will be paid or installment payments will begin to be paid as of February 15 of the year after the Participant's Termination or as of February 15 of the year after the Participant's attainment of age sixty-five, if earlier. For distributions that would automatically be caused under the preceding sentence by a Participant's Termination (other than by death or disability) or for distributions that would otherwise automatically begin because a Participant reaches age sixty-five, the Participant may elect on his Distribution Election Form that payments are to begin

                 (i) on the February 15 following the Participant's Termination, without regard to the Participant's age; or

           (ii) on the February 15 following the Participant's Termination and the Participant's attainment of a specified age; or

           (iii) even if the Participant does not Terminate, on the February 15 following attainment of a specified age.

 For purposes of these distribution election alternatives, the specified age must be not less than the Participant's age two years from the Election Date pertaining to the applicable Deferral Year and not greater than the age at which there are no earnings limitations in order to receive full social security benefits.

(c) Deferred Benefits may not be assigned by a Participant or Beneficiary. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of the Participant's Deferred Benefits under the Plan; such designations are revocable. Each Beneficiary will receive the Beneficiary's portion of the Participant's Deferred Cash Account and Deferred Stock Account as of February 15 of the year following the Participant's death unless the Beneficiary's request for accelerated payment is approved at the Administrator's discretion under section 5.05 of this Plan. The Administrator may require that multiple Beneficiaries agree upon a single distribution method.

(d) Any Common Stock distributed in settlement of a Deferred Stock Benefit shall be issued from the Company's previously authorized but unissued Common Stock.

(e) Notwithstanding any other provision of this Plan or any Distribution Election Form, in the event of a Change in Control, all Deferred Benefits credited to Participants and Beneficiaries shall be paid in a lump sum, in cash, on the Control Change Date.

5.055.   Hardship Distributions.
(a) At its sole discretion and at the request of a Participant before or after the Participant's Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Administrator may accelerate and pay all or part of any amount attributable to a Participant's Deferred Benefits under this Plan. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Administrator to be necessary to satisfy the financial emergency.

(b) For purposes of an accelerated distribution of a Deferred Stock Benefit under this section, the Deferred Stock Benefit's value is determined by the value of the Deferred Stock Account at the time of the distribution.

(c)  Only cash distributions are permitted under this section.
     Distributions under this section must first be made from the Participant's Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Stock Benefit.

(d) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this section by reducing the Participant's Deferred Cash Account balance by the amount of the distribution. A Deferred Stock Benefit is adjusted for a distribution under this section by reducing the value of the Participant's Deferred Stock Account by the amount of the distribution.

                               ARTICLE VI

                 ADJUSTMENT UPON CHANGE IN COMMON STOCK


     The number of shares as to which Options may be granted under this Plan, the terms of outstanding Options and each Deferred Stock Account shall be proportionately adjusted as the Administrator determines to be equitably required in the event that the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction described in Section 424 of the Code. Any determination made under this Article VI by the Administrator shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options or Deferred Stock Accounts.

                               ARTICLE VII

          COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES


     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised or that is distributed under this Plan may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                              ARTICLE VIII

                           GENERAL PROVISIONS


8.081. Effect on Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any Participant any right to continue service as a member of the Board.

8.082. Unfunded Plan. The Plan, insofar as it provides for grants and Deferred Benefits, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants or Deferred Benefits under this Plan. Any liability of the Company to any person with respect to any grant under, or Deferred Benefit payable under, this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

8.083. Notices. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at such person's last known business address.

8.084. Rules of Construction. Headings are given to the Articles and Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. This Plan is created, adopted and maintained according to the laws of the Commonwealth of Virginia (other than its choice-of-law rules).


                               ARTICLE IX

                                AMENDMENT


     The Board may amend this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment authorized by Article VI), (ii) materially changes the class of individuals eligible to become Participants or (iii) materially increases the benefits that may accrue to Participants under the Plan. The preceding sentence to the contrary notwithstanding, the Plan may not be amended more than once in any six month period unless such amendment is required to comply with the Code or the Employee Retirement Income Security Act of 1974. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under the Plan or any Option as in effect at the time such amendment is made.

                                ARTICLE X

                               TERMINATION


     The Board may terminate the Plan at any time. The termination of this Plan shall not affect any rights of a Participant under any Option or to any Deferred Benefit payable under this Plan pursuant to the terms of this Plan as in effect at the time of such termination.

                               ARTICLE XI

                        DURATION OF OPTION GRANTS


     No Option may be granted under this Plan after May 1, 2007. Options granted on or before May 1, 2007 shall remain valid in accordance with their terms.

                               ARTICLE XII

                         EFFECTIVE DATE OF PLAN


     No Option will be granted under this Plan and no Deferral Election shall be effective before this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting.
RI-EB\t:\Chsapeak\12\96Plan.1
January 18, 1996